                                                 Registration No. 33-


                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                              FORM S-8

                       REGISTRATION STATEMENT

                  Under The Securities Act of 1933

                     DAEDALUS ENTERPRISES, INC.
       (Exact name of registrant as specified in its charter)

         Delaware                                       38-1873250
(State or other jurisdiction of            (I.R.S. Employer Identification
No.)
 incorporation or organization)

   300 Parkland Plaza (P.O. Box 1869), Ann Arbor, Michigan  48106
                           (313) 769-5649
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

            Daedalus Enterprises, Inc. Stock Option Plan
                      For Nonemployee Directors
                      (Full title of the Plan)

                      Thomas R. Ory, President
   300 Parkland Plaza (P.O. Box 1869), Ann Arbor, Michigan  48106
                           (313) 769-5649
      (Name, address, including zip code, and telephone number,
             including area code, of agent for service)

                  Copies of all communications to:

                            MARK A. METZ
                         Dykema Gossett PLLC
                       400 Renaissance Center
                       Detroit, Michigan 48243
                           (313) 568-6800

                   CALCULATION OF REGISTRATION FEE

   Title of                  Proposed Maximum  Proposed Maximum   Amount of
Securities to   Amount to be      Offering         Aggregate    Registration
be Registered    Registered   Price Per Share* Offering Price*       Fee
Common Stock     21,000 shares**    $3.50        $73,500.00       $100.00
$.01 par value
per share

* Estimated solely for the purpose of calculating the registration fee, based on the average bid and asked price on September 5, 1995 for securities of the same class as those to be registered in accordance with Rule 457.
** The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. This Registration Statement shall cover any such additional shares in accordance with Rule 416(a).

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed by Daedalus Enterprises, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

    (a)   The Company's Annual Report on Form 10-K for the year ended July
          31, 1994;

    (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended October 31, 1994, January 31, 1995 and April 30, 1995;

    (c)   The Company's Current Report on Form 8-K dated February 1, 1995;
          and

    (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10, No. 2-42266, filed under the Securities Exchange Act of 1934.

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of each such document.


Item 4.   DESCRIPTION OF SECURITIES

    The class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

    Lloyd A. Semple, a Member of Dykema Gossett PLLC, serves as Secretary of the Company.


Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware
(the "DGCL") grants each corporation organized thereunder, such as the Company, the power to indemnify its directors and officers against liabilities for certain of their acts. Section 42 of the Company's Bylaws requires the Company to indemnify directors and officers of the Company to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware. Section 102(b)(7) of the DGCL permits the inclusion of a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. Article Thirteenth of the Certificate of Incorporation of the Company eliminates the liability of directors except to the extent that such liability arises (i) from a breach of the director's duty of loyalty to the Company or its stockholders, (ii) as a result of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the unlawful payment of dividends or unlawful stock purchase or redemption) or (iv) any transaction from which the director derived an improper personal benefit. The foregoing statements are subject to the detailed provisions of Sections 102(b)(7) and 145 of the DGCL, Article Thirteenth of the Certificate of Incorporation of the Company and Section 42 of the Bylaws of the Company, as applicable.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

Item 8.   EXHIBITS

    The following exhibits are filed with this registration statement:

    5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder

    23.1  Consent of Deloitte & Touche LLP

    23.2  Consent of Dykema Gossett PLLC (contained in Exhibit 5)

    24.1  Power of Attorney of John D. Sanders

    24.3  Power of Attorney of William S. Panschar

    24.4  Power of Attorney of Philip H. Power

    99 Daedalus Enterprises, Inc. Stock Option Plan For Nonemployee Directors - filed as Exhibit 10.611 to Daedalus Enterprises, Inc.'s Annual Report on Form 10-K for the year ended July 31, 1994 and incorporated herein by reference

Item 9.   UNDERTAKINGS

    (1) The undersigned registrant hereby undertakes (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and (c) to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

    (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling persons of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan on September 6, 1995.

                           DAEDALUS ENTERPRISES, INC.


                           By:  /S/ Thomas R. Ory

                                Thomas R. Ory
                           Its: President


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the indicated capacities on September 6, 1995.

        Signature                            Title


/S/ Thomas R. Ory                      President and Director
Thomas R. Ory                          (principal executive officer)

/S/ Charles G. Stanich                 Vice President - Research and
Charles G. Stanich                     Development and Director

/S/ Vincent J. Killewald               Vice President - Finance and
Vincent J. Killewald                   Treasurer (principal financial and
                                       accounting officer)

          *                            Chairman of the Board and
John D. Sanders                        Director

                                       Director
Garry D. Brewer

          *                            Director
William S. Panschar

          *                            Director
Philip H. Power

* By: /S/ Thomas R. Ory
      Thomas R. Ory
      Attorney-in-Fact

                          INDEX TO EXHIBITS


Number   Description

 5        Opinion of Dykema Gossett PLLC with
          respect to the legality of the
          securities being registered hereunder

23.1      Consent of Deloitte & Touche LLP

24.1      Power of Attorney of John D. Sanders

24.3      Power of Attorney of William S. Panschar

24.4      Power of Attorney of Philip H. Power